Pagaya Reports Fourth Quarter and Full Year Ended 2025 Results ● Reported solid performance across all key metrics: ○ $34 million GAAP Net income; up $272 million YoY ○ $98 million Adjusted EBITDA; up 53% YoY ○ $335 million Total revenue and other income; up 20% YoY ○ $2.7 billion Network volume; up 3% YoY New York, NY and Tel Aviv, Israel – February 9, 2026 – Pagaya Technologies Ltd. (NASDAQ: PGY) (“Pagaya”, the “Company” or “we”), a global technology company delivering artificial intelligence infrastructure for the financial ecosystem, today announced financial results for the fourth quarter and full year ended 2025. For additional information, view Pagaya's fourth quarter 2025 letter to shareholders here. “Our fourth quarter and full-year results demonstrate, again, the benefits of years of work to position our company for long-term durable growth with a focus on increasing profitability, benefitting from our prior investments across the entire enterprise. Looking ahead, we will continue to leverage our platform and our disciplined risk framework, to further bridge the gap between Main Street and Wall Street,” said Gal Krubiner CEO & Co-Founder. Fourth Quarter 2025 Highlights and Other Milestones All comparisons are made versus the same period in 2024 and on a year-over-year basis unless otherwise stated. ● Record GAAP net income attributable to Pagaya shareholders of $34 million (compared to the implied outlook of $25 million to $35 million) increased by $272 million year-over-year, driven primarily by revenue growth, lower expenses, and normalized impairments. ● Network volume of $2.7 billion (compared to the implied outlook of $2.65 to $2.9 billion) increased by 3% year-over-year, or 34% excluding SFR. ● Total revenue and other income of $335 million (compared to the implied outlook of $333 million to $358 million) increased by 20% year-over-year. ● Revenue from fees less production costs (“FRLPC”) of $131 million increased by 12% year-over-year, driven by improved economics in Personal Loan and Auto verticals. ● Adjusted EBITDA of $98 million (compared to implied guidance of $99 million to $109 million) increased by $34 million compared to the prior year period, benefiting from growth in FRLPC and operating leverage as the business scales. ● Adjusted net income of $79 million, which excludes the impact of non-cash items such as share-based compensation expense. ● Announced inaugural Point-of-Sale forward flow agreement with Sound Point in January to purchase up to $720 million in POS Loans, bringing forward flow agreements to all three core asset classes. ● Closed inaugural AAA-rated $350 million PAID revolving ABS transaction in November with 26 North, providing up to $700 million capacity over the next 24 months. ● Growing top of funnel through new products and partners while reducing potential riskier parts of our production. Onboarded 3 new partners across Personal Loans, Auto and Point-of-Sale with additional partners expected to go live over the next few quarters while reducing production in select risk bands that remain profitable but exhibit higher variability of potential credit outcomes. Full Year 2025 Highlights and Other Milestones All comparisons are made versus the same period in 2024 and on a year-over-year basis unless otherwise stated. ● Record GAAP net income attributable to Pagaya shareholders of $81 million (compared to the outlook of $72 million to $82 million) increased by $483 million year-over-year, driven primarily by revenue growth, lower expenses, and normalized impairments. ● Network volume of $10.5 billion (compared to the outlook of $10.5 to $10.75 billion) increased by 9% year-over-year, or up substantially excluding SFR, driven by growth in our Auto and Point-of-Sale verticals, while maintaining our focus on prudent underwriting. ● Total revenue and other income of $1.3 billion (compared to the outlook of $1.3 billion to $1.325 billion) increased by 26% year-over-year. ● Revenue from fees less production costs (“FRLPC”) of $512 million increased by 26% year-over-year, driven largely by improved economics in Personal Loan and Auto verticals. ● Adjusted EBITDA of $371 million (compared to guidance of $372 million to $382 million) increased by $161 million compared to the prior year period, benefiting from growth in FRLPC and operating leverage as the business scales. ● Adjusted net income of $275 million, which excludes the impact of non-cash items such as share-based compensation expense. ● The company raised $8.5 billion in ABS across all three AAA shelves in 2025, while launching new structures with revolving characteristics creating over ~$3 billion of capacity across PL and POS. ● Inaugural forward flow agreements in Auto and Point-of-Sale bringing forward flow arrangements to all three core asset classes, highlighting the continued institutional demand across our loan types. First Quarter 2026 Outlook 1Q26 Network Volume Expected to be between $2.5 billion and $2.7 billion Total Revenue and Other Income Expected to be between $315 million and $335 million Adjusted EBITDA Expected to be between $80 million and $95 million GAAP Net Income Expected to be between $15 million and $35 million Full Year 2026 Outlook FY26 Network Volume Expected to be between $11.25 billion and $13 billion Total Revenue and Other Income Expected to be between $1,400 million and $1,575 million Adjusted EBITDA Expected to be between $410 million and $460 million GAAP Net Income Expected to be between $100 million and $150 million

 Webcast The Company will hold a webcast and conference call today, February 9, 2026, at 8:30 a.m. Eastern Time. A live webcast of the call will be available via the Investor Relations section of the Company’s website at investor.pagaya.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly before the call, the accompanying materials will be made available on the Company’s website. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website. The conference call can also be accessed by dialing 1-877-808-1531 or 1-201-493-6782 and providing conference ID PAGAYA. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13757954. The telephone replay will be available starting shortly after the call until Monday, February 23, 2026. A replay will also be available on the Investor Relations website following the call.  About Pagaya Technologies Pagaya (NASDAQ: PGY) is a global technology company making life-changing financial products and services available to more people nationwide. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides comprehensive consumer credit and residential real estate solutions for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy. Pagaya has offices in New York and Tel Aviv. For more information, visit pagaya.com. Cautionary Note About Forward-Looking Statements This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “future,” “strategy,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are forward-looking statements, including statements regarding: The Company’s strategy and future operations, including the Company’s ability to continue to deliver consistent results for its lending partners and investors; the Company’s ability to continue to drive sustainable gains in profitability; the Company’s ability to achieve continued momentum in its business; the Company’s ability to maintain positive net cash flow; and the Company’s financial outlook for Network Volume, Total Revenue and Other Income, Net Income and Adjusted EBITDA for the fourth quarter and full year 2025. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: the Company's ability to attract new partners and to retain and grow its relationships with existing partners to support the underlying investment needs for its securitizations and funds products; the need to maintain a consistently high level of trust in its brand; the concentration of a large percentage of its investment revenue with a small number of partners and platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; its ability to improve, operate and implement its technology, its existing funding arrangements for the Company and its affiliates that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; the performance of loans facilitated through its model; changes in market interest rates; its securitizations, warehouse credit facility agreements; the impact on its business of general economic conditions, including, but not limited to rising interest rates, inflation, supply chain disruptions, exchange rate fluctuations and labor shortages; the effect of and uncertainties related to public health crises; geopolitical conflicts; its ability to realize the potential benefits of past or future acquisitions; anticipated benefits and savings from our recently announced reduction in workforce; changes in the political, legal and regulatory framework for AI technology, machine learning, financial institutions and consumer protection; the ability to maintain the listing of our securities on Nasdaq; the financial performance of its partners, and fluctuations in the U.S. consumer credit and housing market; its ability to grow effectively through strategic alliances; seasonal fluctuations in our revenue as a result of consumer spending and saving patterns; pending and future litigation, regulatory actions and/or compliance issues including with respect to the merger with EJF Acquisition Corp.; and other risks that are described in the Company’s Form 10-K filed on March 12, 2025 and subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, reflect the Company’s current beliefs and are based on information currently available as of the date they are made, and the Company assumes no obligation and does not intend to update these forward-looking statements. Financial Information; Non-GAAP Financial Measures Some of the unaudited financial information and data contained in this press release and Form 8-K, such as Fee Revenue Less Production Costs (“FRLPC”), Adjusted EBITDA and Adjusted Net Income, have not been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). To supplement the unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP, management uses the non-GAAP financial measures FRLPC, Adjusted Net Income and Adjusted EBITDA to provide investors with additional information about our financial performance and to enhance the overall understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our business. Management believes these non-GAAP measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods. However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP. To address these limitations, management provides a reconciliation of Adjusted Net Income and Adjusted EBITDA to net income (loss) attributable to Pagaya’s shareholders and FRLPC to operating income. Management encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted Net Income and Adjusted EBITDA in conjunction with its respective related GAAP financial measures. Non-GAAP financial measures include the following items: Fee Revenue Less Production Costs (“FRLPC”) is defined as revenue from fees less production costs. Adjusted Net Income (Loss) is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, change in fair value of contingent liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, and non-recurring expenses associated with mergers and acquisitions and other one-time expenses. Adjusted EBITDA is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, change in fair value of contingent liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, non-recurring expenses associated with mergers and acquisitions and other one-time expenses, interest expense, depreciation expense, and income tax expense (benefit). These items are excluded from our Adjusted Net Income (Loss) and Adjusted EBITDA measures because they are noncash in nature, or because the amount and timing of these items is unpredictable, is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. We believe FRLPC, Adjusted Net Income (Loss) and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included FRLPC, Adjusted Net Income (Loss) and Adjusted EBITDA because these are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. The tables below provide reconciliations of this non-GAAP financial information to its most directly comparable U.S. GAAP metric. In addition, Pagaya provides an outlook for the first quarter of 2026 and the fiscal year 2026 on a non-GAAP basis. The Company cannot reconcile its expected Adjusted EBITDA to expected Net Income Attributable to Pagaya under “Full-Year 2026 Financial Outlook” without unreasonable effort because certain items that impact net income (loss) and other reconciling items are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s U.S. GAAP financial results. Investors & Analysts Josh Fagen, CFA Head of Investor Relations & COO of Finance IR@pagaya.com Media & Press Natasha Seth Head of PR & External Communications Press@pagaya.com

PAGAYA TECHNOLOGIES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Revenue				
Revenue from fees	$ 321,036	$ 275,669	$ 1,261,341	$ 1,004,550
Other Income				
Interest income	15,101	7,619	48,434	32,291
Investment loss, net	(1,329)	(3,894)	(8,415)	(4,593)
Total Revenue and Other Income	334,808	279,394	1,301,360	1,032,248
Production costs	190,047	158,204	749,169	597,652
Technology, data and product development (2)	19,078	18,601	75,213	76,571
Sales and marketing (2)	9,884	15,376	53,591	50,404
General and administrative (2)	36,084	55,474	159,560	240,781
Total Costs and Operating Expenses	255,093	247,655	1,037,533	965,408
Operating Income	79,715	31,739	263,827	66,840
Gains and (losses) on investments in loans and securities (1)	(44,198)	(250,149)	(107,030)	(404,150)
Other expense, net (1)	(14,150)	(22,131)	(80,417)	(83,612)
Gains and (losses) from extinguishment of debt (1)	702	—	(24,755)	(200)
Income (Loss) Before Income Taxes	22,069	(240,541)	51,625	(421,122)
Income tax (benefit) expense	(6,973)	16,585	(19,745)	24,576
Net Income (Loss) Including Noncontrolling Interests	29,042	(257,126)	71,370	(445,698)
Less: Net income (loss) attributable to noncontrolling interests	(5,254)	(19,204)	(10,019)	(44,292)
Net Income (Loss) Attributable to Pagaya Technologies Ltd.	$ 34,296	$ (237,922)	$ 81,389	$ (401,406)
Earnings (loss) per share attributable to Pagaya Technologies Ltd. ordinary shareholders:				
Basic	$ 0.41	$ (3.20)	$ 0.99	$ (5.66)
Diluted	$ 0.36	$ (3.20)	$ 0.93	$ (5.66)
Non-GAAP adjusted net income (3)	$ 78,751	$ 13,225	$ 275,318	$ 66,866
Non-GAAP adjusted net income per share:				
Basic	$ 0.96	$ 0.18	$ 3.51	$ 0.94
Diluted	$ 0.80	$ 0.17	$ 3.31	$ 0.92
Weighted average shares outstanding:				
Basic	81,945,101	74,334,181	78,336,095	70,879,807
Diluted	101,926,483	75,914,852	83,097,227	72,495,097

(1) Prior period amounts have been reclassified to confirm to the current period's presentation.

(2) The following table sets forth share-based compensation for the periods indicated below:

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Technology, data and product development	$ 1,299	$ 1,710	$ 4,965	$ 8,695
Selling and marketing	2,179	5,072	21,142	14,666
General and administrative	5,658	8,863	28,011	38,136
Total	**$ 9,136**	**$ 15,645**	**$ 54,118**	**$ 61,497**

(3) See "Reconciliation of Non-GAAP Financial Measures."

PAGAYA TECHNOLOGIES LTD. CONSOLIDATED BALANCE SHEETS (In thousands) December 31, 2025 December 31, 2024 Assets Cash and cash equivalents $ 235,329 $ 187,921 Restricted cash and cash equivalents 53,020 38,597 Fees receivables (1) 153,250 127,114 Investments in loans and securities (1) 945,269 778,409 Equity method and other investments 13,518 21,933 Right-of-use assets 30,578 36,876 Property, equipment and software, net 30,221 37,974 Goodwill 22,903 23,062 Intangible assets, net 7,661 12,821 Other assets 54,165 26,365 Total Assets $ 1,545,914 $ 1,291,072 Liabilities and Shareholders’ Equity Liabilities: Accounts payable 3,931 6,992 Accrued expenses and other liabilities 74,635 45,362 Operating lease liabilities 34,212 37,064 Income taxes payable and other tax liabilities 18,687 41,217 Warrant liability 4,723 893 Secured borrowing 193,892 176,089 Exchangeable notes 148,782 146,342 Long-term debt 481,598 321,317 Total Liabilities 960,460 775,276 Redeemable convertible preferred shares 30,103 74,250 Shareholders’ equity: Ordinary shares — — Additional paid-in capital 1,390,990 1,282,022 Accumulated other comprehensive loss (48,319) (11,488) Accumulated deficit (862,654) (944,043) Total Pagaya Technologies Ltd. Shareholders’ Equity 480,017 326,491 Noncontrolling interests 75,334 115,055 Total Shareholders’ Equity 555,351 441,546 Total Liabilities, Redeemable Convertible Preferred Shares, and Shareholders’ Equity $ 1,545,914 $ 1,291,072 (1) Accrued interest receivable of $14.3 million, previously reported within “Fee receivables” as of December 31, 2024, has been reclassified to “Investment in loans and securities” to conform to the current period’s presentation.

PAGAYA TECHNOLOGIES LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) Year Ended December 31, 2025 2024 Cash flows from operating activities Net income (loss) including noncontrolling interests $ 71,370 $ (445,698) Adjustments to reconcile net income (loss) to net cash used in operating activities: Equity method loss 8,415 4,593 Depreciation and amortization 30,077 28,753 Share-based compensation 54,118 61,497 Fair value adjustment to warrant liability 3,830 (2,349) (Gains) and losses on investments in loans and securities (1) 108,907 408,098 Write-off of capitalized software and other assets 4,919 3,245 Amortization of deferred costs 11,253 3,739 Losses (gains) from extinguishment of debt 17,883 — Losses (gains) on foreign exchange 1,115 4,189 Other non-cash items — 367 Change in operating assets and liabilities: Fees receivables (1) (26,283) (23,041) Accrued interest on investments (1) (42,824) (21,738) Right-of-use assets 6,298 1,115 Other assets (13,350) (9,239) Accounts payable 3,420 5,678 Accrued expenses and other liabilities 28,518 6,861 Operating lease liability (6,517) 522 Income taxes (22,529) 21,159 Net cash provided by operating activities 238,620 47,751 Cash flows from investing activities Proceeds from the sale/maturity/prepayment of: Investments in loans and securities (1) 352,215 246,540 Equity method and other investments — 31 Payments for the purchase of: Investments in loans and securities (632,182) (693,941) Property, equipment and software (13,902) (17,737) Intangible assets — (5,500) Equity method and other investments — (175) Other assets (16,000) — Acquisition of Theorem Technology, Inc., net of cash acquired 159 (9,094) Net cash used in investing activities (309,710) (479,876) Cash flows from financing activities Proceeds from sale of ordinary shares, net of issuance costs — 89,956 Proceeds from long-term debt 500,000 341,845 Proceeds from exchangeable notes — 152,000 Proceeds from secured borrowing 355,968 265,656 Proceeds received from noncontrolling interests — 63,960 Proceeds from revolving credit facility — 59,000 Proceeds from exercise of stock options, warrants and contributions to ESPP 6,923 3,305 Proceeds from issuance of ordinary shares from the Equity Financing Purchase Agreement — 11,865 Distributions made to noncontrolling interests (25,762) (9,820) Payments made to revolving credit facility — (149,000)

Payments made to secured borrowing (341,350) (361,428) Payments made to long-term debt (353,690) (14,000) Debt issuance costs (12,488) (16,651) Net cash provided by financing activities 129,601 436,688 Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents 3,320 (586) Net increase in cash and cash equivalents, and restricted cash and cash equivalents 61,831 3,977 Cash and cash equivalents, and restricted cash and cash equivalents, beginning of period 226,518 222,541 Cash and cash equivalents, and restricted cash and cash equivalents, end of period $ 288,349 $ 226,518 (1) Accrued interest receivable previously reported within “Fee receivables” in the prior period has been reclassified to “Investment in loans and securities” to conform to the current period’s presentation.

PAGAYA TECHNOLOGIES LTD. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED) ($ in thousands, unless otherwise noted) Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net Income (Loss) Attributable to Pagaya Technologies Ltd. $ 34,296 $ (237,922) $ 81,389 $ (401,406) Adjusted to exclude the following: Share-based compensation 9,136 15,645 54,118 61,497 Fair value adjustment to contingent liability (100) — (5,907) — Fair value adjustment to warrant liability (2,656) (1,991) 3,830 (2,349) Impairment loss on certain investments, net 37,117 234,995 98,321 394,484 Write-off of capitalized software and other assets 179 100 4,920 3,245 Restructuring expenses — — 1,392 3,583 Transaction-related expenses — 488 23 2,095 Non-recurring expenses 779 1,910 37,232 5,717 Adjusted Net Income 78,751 13,225 275,318 66,866 Adjusted to exclude the following: Interest expenses 19,179 26,085 85,337 90,183 Income tax (benefit) expense (6,973) 16,585 (19,745) 24,576 Depreciation and amortization 7,126 8,278 30,077 28,753 Adjusted EBITDA $ 98,083 $ 64,173 $ 370,987 $ 210,378 Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Operating Income $ 79,715 $ 31,739 $263,827 $ 66,840 Add: Technology, data and product development 19,078 18,601 75,213 76,571 Add: Sales and marketing 9,884 15,376 53,591 50,404 Add: General and administrative 36,084 55,474 159,560 240,781 Less: Interest income 15,101 7,619 48,434 32,291 Less: Investment loss, net (1,329) (3,894) (8,415) (4,593) Fee Revenue Less Production Costs (FRLPC) $130,989 $117,465 $512,172 $406,898 Network Volume (in millions) 2,684 2,604 10,534 9,705 Fee Revenue Less Production Costs % (FRLPC %) 4.9% 4.5% 4.9% 4.2%